UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

AMENDED

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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[ ] Definitive Proxy Statement

[ ] Soliciting Material Pursuant to Section 240.14a-12

ATLANTIS BUSINESS DEVELOPMENT CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Title of each class of securities to which transaction applies: Common

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11)a_)2_ and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

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ATLANTIS BUSINESS DEVELOPMENT CORPORATION

6302 Mesedge Drive

Colorado Springs, CO 80919

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON SEPTEMBER 10, 2007

Dear Shareholders:

This proxy statement (the "Proxy Statement") is furnished in connection with the solicitation of proxies by the Board of Atlantis Business Development Corporation (the "Company") for use at the Company's special meeting of Shareholders, to be held at 10:00 a.m., September 10, 2007, and at any adjournment thereof (the "Meeting"). Shares of capital stock of the Company entitled to vote at the Meeting which are represented by properly executed and dated proxies returned prior to the Meeting will be voted at the meeting in accordance with the specifications thereon. If the proxy is signed without specifying choices, the proxy will be voted FOR the proposals contained herein. The proxy also confers discretionary authority on the persons designated therein to vote on other business, not currently contemplated, which may come before the Meeting. Any shareholder giving a proxy has the right to revoke it by giving written notice to the Secretary of the Company or by duly executing and delivering a proxy bearing a later date or by attending the Meeting and giving oral notice to the Secretary at any time prior to the voting.

A complete list of the shareholders entitled to vote at the Meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder, will be kept open at the offices of the Company at 6302 Mesedge Drive, Colorado Springs, CO 80919, for examination by any shareholder during business hours for a period of ten (10) days immediately prior to the Meeting.

The cost of the solicitation of proxies for the Meeting will be paid by the Company. In addition to the solicitation of proxies by use of the mails, directors, officers, and employees of the Company may solicit proxies personally. The Company will request banks, brokerage houses and other custodians, nominees or fiduciaries holding stock in their names for others to send proxy materials to, and to obtain proxies from, their principals. The cost of preparing, printing, assembling, and mailing the Notice of Special Meeting, this Proxy statement, the form of proxy enclosed herewith, and any additional material, the cost of forwarding solicitation material to the beneficial owners of stock, and other costs of solicitation are to be borne by the Company.

This Proxy Statement and accompanying form of proxy will first be sent to shareholders on or about August 24, 2007.

A special meeting of shareholders of Atlantis Business Development Corporation, a Nevada corporation (the "Company"), will be held on September 10, 2007, at 10:00 a.m. local time, at the corporate offices, for the following purposes:

1. To elect all members of the Board of Directors.

2. To approve Bagell, Josephs, Levine & Company, LLC as the Company's independent auditors for the coming year;

3. To approve granting the Board of Directors the authority to elect to withdraw the Company's election to be regulated as a Business Development Company under Section 54 of the Investment Company Act of 1940.

4. To transact such other business as may properly come before the Special Meeting and any adjournment or postponement thereof.

Only shareholders of record at the close of business on August 20, 2007, will be entitled to receive this Information Statement and notice of the Special meeting or any adjournment or postponement thereof.

By Order of the Board of Directors,

/s/ Tim DeHerrera

Tim DeHerrera, Chief Executive Officer

Signed at: Colorado Springs, CO

Date: August 15, 2007

ATLANTIS BUSINESS DEVELOPMENT CORPORATION

6302 MESEDGE DRIVE

COLORADO SPRINGS, CO 80919

INFORMATION STATEMENT

FOR THE SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON SEPTEMBER 10~~5,~~ 2007

INTRODUCTION

This Information Statement is being furnished to the shareholders of Atlantis Business Development Corporation, a Nevada corporation (the "Company"), to inform them of the special meeting of shareholders. This meeting (referred to herein as the "Special Meeting") will be held on September 10, 2007at the corporate offices, at 10:00 a.m. local time. Only shareholders of record at the close of business on August 20, 2007 (the "Record Date") will be entitled to receive this Information Statement and to vote at the Special Meeting. This Information Statement and the Notice of Special Meeting are first being mailed to the Company's shareholders on or about August 24, 2007.

At the Special Meeting, holders of common stock (the "Common Stock") of the Company will be asked:

1. To elect all members of the Board of Directors.

2. To approve Bagell, Josephs, Levine & Company, LLC as the Company's independent auditors for the coming year;

3. To approve granting the Board of Directors the authority to elect to withdraw the Company's election to be regulated as a Business Development Company under Section 54 of the Investment Company Act of 1940.

4. To transact such other business as may properly come before the Special Meeting and any adjournment or postponement thereof.

The cost of printing and distributing this Information Statement and holding the Special Meeting (including the reimbursement of certain parties for their expenses in forwarding this Information Statement to beneficial owners of the Common Stock) will be paid by the Company.

The Company's principal executive offices are located at 6302 Mesedge Drive, Colorado Springs, CO 80919.

INFORMATION REGARDING THE PROPOSALS

PROPOSAL 1

ELECTION OF THE BOARD OF DIRECTORS

As of the Record Date, the Board of Directors consists of three individuals: Tim Deherrera, Gerald Jacoby~~,~~ and Frederick Ganem. The following names and background information are provided for all persons nominated to serve on the Company's Board of Directors:

Name	Age	Position
Tim DeHerrera		President, Chairmam of the Board of Directors

Gerald Jacoby		Director

Frederick Ganem		Director

Tim DeHerrera. Mr. DeHerrera was President and Director of the Company from January 1996 until April 4, 2003, when he became Secretary and Treasurer of the Company. From October 5th 2004 through June 6, 2005, he served as President and Director. Prior to joining the Company, he was in the financial services sector for over fifteen years. He most recently was president of Alternative Finance Advisors, Inc, a company that consults to the credit industry for private label credit cards, affinity credit cards, installment based finance programs and others. As president of Medplus, a medical finance company, Mr. DeHerrera did work in investment banking, capital formation, capital restructures, private placements and lender negotiations and development.

Gerald Jacoby.

Born in Brooklyn NY, graduated Poly Prep High School, then attending Bethany College to Receive a Bachelors Degree. After spending several years in other businesses he went into the automotive parts business which was built over the next 20 years into one of the most successful automotive transmission parts and manufacturing companies in the US , achieved through innovative marketing techniques.

During this period he also founded a marine engine manufacturing company along with becoming the President of the world renowned boat company Cigarette. During his tenure with Cigarette he became the world class offshore powerboat race driver winning both a national and a world's championship. After several years producing race engines for the boating community he took his engine company public.

Frederick Ganem

Mr. Ganem has been a co-owner and manager of a successful remodeling business specializing in residential improvements since 1982. He has an extensive background in management, production control, purchasing, inventory control, and information systems. He has a B.S. Degree in Business Administration from the University of Rhode Island.

Each nominee has consented to serve as a Director. None of the nominees are considered independent directors.

A vote FOR is a vote in favor of electing the nominated Directors until the next Annual Meeting.

Compliance with Section 16(a) of the Exchange Act: As of the Record Date, the Company is not aware of any director, officer or beneficial owner of more than ten percent of the Company's common stock, who failed to file on a timely basis reports required by section 16(a) during the most recent fiscal year or prior years.

No Dissenters' Rights: Pursuant to the Nevada Revised statutes, the holders of the Company's Common Stock are not entitled to dissenters' rights in connection with this Election. Furthermore, the Company does not intend to independently provide those shareholders with any such rights.

PROPOSAL 2

NOMINATION OF BAGELL, JOSEPHS, LEVINE & COMPANY, LLC AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE COMING YEAR

The Company's Board of Directors has selected Bagell, Josephs, Levine & Company, LLC to serve as the Company's independent auditors for all audit work associated with the preparation of the Company's financial statements during the year ending December 31, 2007. The Board of Directors has determined that the Company's auditors for the year ending December 31, 2007, are suitably independent, and are well versed in Generally Accepted Accounting Practices and securities reporting requirements. The Company does not expect a representative of Bagell, Josephs, Levine & Company, LLC to attend the Shareholder Meeting.

Audit Fees: The Company was billed $20,500 for the audit of its annual financial statements for the year ended December 31, 2006.

Financial Information Systems Design and Implementation Fees: The Company has paid $_0___ for directly or indirectly operating, or supervising the operation of, the Company's information system or managing the Company's local area network; order signing or implementing a hardware or software system that aggregates source data underlying the financial statements or generates information that is significant to the Company's financial statements taken as a whole.

All other fees: Fees paid for services not previously described totaled: $0.00.

The Board of Directors determined, based on a recommendation of its independent auditors, that its financial statements for the period ended December 31, 2006, 2005 and 2004 will need to be restated. The Company's Board of Directors has determined that certain of its disclosures and treatment of certain accounting transactions were not sufficient to comply with auditing and reporting standards under the Investment Company Act of 1940. The Company is aware that this situation may, in the future, create a potential conflict of interest. Please see the Company's Current Report on Form 8K as filed with the SEC on June 28, 2007.No Dissenters' Rights: Pursuant to the Nevada Revised Statutes, the holders of the Company's Common Stock are not entitled to dissenters' rights in connection with this Election. Furthermore, the Company does not intend to independently provide those shareholders with any such rights.

A vote FOR is a vote in favor of appointing Bagell, Josephs, Levine & Company, LLC as the Company's auditors until the next Annual Meeting.

PROPOSAL 3

WITHDRAWAL OF ELECTION TO BE REGULATED UNDER SECTION 54 OF THE INVESTMENT COMPANY ACT OF 1940

Background

     The Company is a closed-end investment company, which elected on April 20, 2003 to be regulated as a BDC as that term is defined in Section 54 of the Investment Company Act ("the Act"). As a BDC, the Company is subject to the Act, including certain provisions applicable only to BDC's (the "BDC Provisions"), although it is excepted from certain provisions of the Act applicable to registered closed-end investment companies. BDC's generally are provided greater flexibility with respect to management compensation, capital structure, transactions among affiliates and other matters than registered closed-end investment companies. Nevertheless, as a BDC, the Company remains subject to significant regulation of its activities, as described below under "Investment Company Act Provisions Applicable to BDC's."

     Historically, the Company intended to seek out investment securities as its core business, rather than operate businesses directly. The Company has determined, however, that in the current environment it would be better served to focus its efforts on the operation of businesses rather than act as a passive investor. In consideration of the planned future operations of the Company and its existing operations, the Board has evaluated and discussed the feasibility of the Company continuing as a BDC. The Board believes that given the changing nature of the Company's business and investment focus from investing, reinvesting, owning, holding, or trading in investment securities toward that of an operating company whose focus will be on acquisitions of controlling investments in operating companies and assets, that the regulatory regime governing BDC's is no longer appropriate and will hinder the Company's future growth. In addition, the Board believes that the Company will not be required to be regulated under the Act under these circumstances.

          On June 10, 2007, the Board unanimously approved the proposal to authorize the Board to withdraw the Company's election to be treated as a BDC as soon as practicable so that it may begin conducting business as an operating company rather than a BDC subject to the Act. If the stockholders approve this proposal to permit the Company to withdraw its BDC election, the withdrawal will become effective upon receipt by the SEC of the Company's application for withdrawal. The Company does not anticipate filing the application of withdrawal until it can be reasonably certain that the Company will not be deemed to be an investment company without the protection of its BDC election. After the Company's application for withdrawal of its BDC election is filed with the SEC, the Company will no longer be subject to the regulatory provisions of the Act applicable to BDC's generally, including regulations related to insurance, custody, composition of its Board, affiliated transactions and any compensation arrangements. If this Proposal is approved by the stockholders and the Board does not withdraw the Company's election to be treated as a BDC within six (6) months from the date of such approval, then the Company will present the matter to the stockholders again for approval prior to filing a withdrawal application.

     The Company has undertaken several steps to meet the requirements for withdrawal of its election to be treated as a BDC, including: (i) preparing a plan of operations in contemplation of such a change to the status for the Company and (ii) consulting with outside counsel as to the requirements for withdrawing its election as a BDC and exemption or exclusion from being deemed an "investment company" under the Act. As of the date hereof, the Company believes that the Company meets the requirements for filing an application to withdraw its election to be treated as a BDC.

If the proposal to withdraw the election to be treated as a BDC is approved, our executive officers, directors and key employees will endeavor to manage the Company so as not to be subject to the Investment Company Act. If the proposal to withdraw the election to be treated as a BDC is approved, the Board expects to take the following actions to more fully implement its business plan:

Undertake additional work to improve current investments made in its subsidiary companies, including potentially having cross-representation on the Boards of Directors of Atlantis Business Development, and the subsidiaries;

Invest in foreign companies. Currently the Company is prohibited to do this as a BDC under the 1940 Act;

Form, develop and manage new companies in the international arena;

In addition, the Company expects to remain a fully reporting company, retain a majority of independent directors and maintain an audit committee.

Investment Company Act Provisions Applicable to BDC's

     Generally, to be eligible to elect BDC status, a company must engage in the business of furnishing capital and offering significant managerial assistance to companies that do not have ready access to capital through conventional financial channels. More specifically, in order to qualify as a BDC, a company must (a) be a domestic company; (b) have registered a class of its securities or have filed a registration statement with the SEC pursuant to Section 12 of the Exchange Act; (c) operate for the purpose of investing in the securities of certain types of eligible portfolio companies, namely less seasoned or emerging companies and businesses suffering or just recovering from financial distress; (d) offer to extend significant managerial assistance to such eligible portfolio companies; and (e) file (or, under certain circumstances, intend to file) a proper notice of election with the SEC.

     The Investment Company Act of 1940 also imposes, among others, the following regulations on BDC's:

The issuance of senior equities and debt securities by a BDC is subject to certain limitations;

The issuance of warrants and options by a BDC is subject to certain limitations;

The issuance of stock for services rendered is prohibited;

A BDC may not engage in certain transactions with affiliates without obtaining exemptive relief from the SEC;

A BDC may not change the nature of its business or fundamental investment policies without the prior approval of the stockholders;

A BDC must carry its investments at value if a public trading market exists for its portfolio securities or fair value if one does not rather than at cost in its financial reports;

The composition of a BDC's Board is restricted ( e.g ., participation by investment bankers and certain other participants is limited), in addition, a majority of the Board must be independent members and certain activities by the Company must be approved by the independent members of the Board;

There are prohibitions and restrictions on investing in certain types of companies, such as brokerage firms, insurance companies and other investment companies;

There are limits on the types of assets that a BDC may acquire. A BDC may not acquire any asset other than "qualifying assets" unless, at the time the acquisition is made, such "qualifying assets" represent at least 70% of the value of the BDC's total assets. "Qualifying Assets" generally include: (i) securities purchased in transactions not involving any public offering from the issuer of such securities, which issuer is an eligible portfolio company. An eligible portfolio company is defined as any issuer that (a) is organized and has its principal place of business in the United States, (b) is not an investment company other than a small business investment company wholly-owned by the BDC, and (c) does not have any class of publicly-traded securities with respect to which a broker may extend credit; (ii) securities received in exchange for or distributed with respect to securities described above, or pursuant to the exercise of options, warrants or rights relating to such securities; and (iii) cash, cash items, Government securities, or high quality debt securities maturing in one year or less from the time of investment. A BDC may invest in the securities of public companies and other investments that are not "qualifying assets", but such investments may not exceed 30% of the BDC's total asset value at the time of such investment;

A BDC generally may not issue common stock at a per share price less than the then-current net asset value of the common stock without the prior approval of stockholders; and

A BDC is restricted in its ability to repurchase its shares directly from stockholders.

     If the stockholders approve this proposal and the Board withdraws the Company's election to be treated as a BDC, the Company would no longer be subject to regulation under the Act, which is designed to protect the interests of investors in investment companies. However, the Board would still be subject to customary principles of fiduciary duty with respect to the Company and its stockholders.

     As an operating company, the Company (i) would not be limited in the amount of excessive leverage that it could incur, (ii) would be permitted to issue Restricted Stock absent an order from the SEC, and (iii) would not be limited in the amounts or types of compensation that it could pay to executives.

      In addition, withdrawal of the Company's election to be treated as a BDC will not affect the Company's registration under Section 12(g) of the Exchange Act. Under the Exchange Act, the Company is required to file periodic reports on Form 10-KSB, Form 10-QSB, Form 8-K, proxy statements and other reports required under the Exchange Act. Regardless of whether the Company withdraws its election to be so treated, the Company will continue to be required to file its periodic reports under the Exchange Act. Withdrawal of the Company's election to be treated as a BDC is not expected to have any affect on the Company's trading status on the OTC Bulletin Board.

Reasons for the Potential Withdrawal of the Company as a BDC

     Given the investment focus, asset mix, business and operations of the Company as planned, the Board believes that it is prudent for the Company to withdraw its election as a BDC as soon as practicable to eliminate many of the regulatory, financial reporting and other requirements and restrictions imposed by the Act discussed above. For example:

Issuance of Securities other than Common Stock. BDC's are limited or restricted as to the type of securities other than common stock which they may issue. The issuance of convertible securities and rights to acquire shares of common stock (e.g., warrants and options) is restricted primarily because of the statutory interest in facilitating computation of the Company's net asset value per share. In addition, issuances of senior debt and senior equity securities require that certain "asset coverage" tests and other criteria be satisfied on a continuing basis. This significantly affects the use of these types of securities because asset coverage continuously changes by variations in market prices of the Company's investment securities. Operating companies, including holding companies operating through subsidiaries, benefit from having maximum flexibility to raise capital through various financing structures and means.

The Company has not issued shares of preferred stock or convertible debentures which may be deemed to be "senior securities" as defined under the Act.

Related Party Transactions. The Act significantly restricts among other things (a) transactions involving transfers of property in either direction between the Company and most affiliated persons of the Company (or the affiliated persons of such affiliated persons) and (b) transactions between the Company and such affiliated persons (or the affiliated persons of such affiliated persons) participating jointly on the one hand and third parties on the other. To overcome these investment company restrictions, which are somewhat relaxed as applied to BDC's, requires SEC approval, which is often a time-consuming and expensive procedure, regardless of the intrinsic fairness of such transactions or the approval thereof by disinterested directors of the Company. The Company believes situations may arise in which a corporation's best interests are served by such transactions. The Board believes that stockholders are adequately protected by the fiduciary obligations imposed on the Company's directors under state corporate law, which generally requires that the disinterested members of the Board determine fairness to the Company of an interested-party transaction (provided full disclosure of all material facts regarding the transaction and the interested party's relationship with the Company is made), and SEC disclosure rules, which require the Company to include specified disclosure regarding transactions with related parties in its SEC filings.

Business Focus. The nature of the Company's business is changing from a business that intended to be in the business of investing, reinvesting, owning, holding, or trading in investment securities toward that of an operating company whose focus is on acquiring controlling interests in companies. The Board believes that BDC regulation would be inappropriate for such activities.

Issuance of Common Stock. By virtue of its BDC election, the Company may not issue new shares of Common Stock at a per share price less than the then net asset value per share of outstanding Common Stock without prior stockholder approval. Conceivably, the market prices for "BDC" stock could be lower than net asset value, making it much more difficult for the BDC to raise equity capital. While this restriction provides stockholders of an investment company with appropriate and meaningful protection against dilution of their indirect investment interest in portfolio securities, the Company's Board believes that this would essentially be irrelevant to the interests of investors in an operating company, who look to its consolidated earnings stream and cash flow from operations for investment value. The Company has not sold stock below net asset value.

Compensation of Executives. The Act limits the extent to which and the circumstances under which executives of a BDC may be paid compensation other than in the form of salary payable in cash. For example, the issuance of Restricted Stock is generally prohibited. However, the Board believes that by achieving greater flexibility in the structuring of employee compensation packages, the Company will be able to attract and retain additional talented and qualified personnel and to more fairly reward and more effectively motivate its personnel in accordance with industry practice.

Eligible Investments. As a BDC, the Company may not acquire any asset other than "Qualifying Assets" unless, at the time the acquisition is made, Qualifying Assets represent at least 70% of the value of the total assets (the "70% test"). Because of the limitations on the type of investments the Company may make, as well as the Company's total asset composition, the Company may be foreclosed from participating in prudent investment opportunities and otherwise lack diversification.

     Moreover, the Company must incur significant general and administrative costs in order to comply with the regulations imposed by the Act. Management devotes considerable time to issues relating to compliance with the Act and the Company incurs legal and accounting fees with respect to such matters. The costs of this regulation are borne by, and the protections of this regulation are for the benefit of, the stockholders of the Company. The Board believes that resources now being expended on the Act compliance matters could be utilized more productively if devoted to the operation of the Company's business. The Board has determined that the costs of compliance with the Act are substantial, especially when compared to the Company's relative size and net income, and that it would therefore be in the financial interests of the stockholders for the Company to cease to be regulated under the Act altogether.

In addition, the Board believes the Act provides the following requirements which would not be required if the election were withdrawn:

Atlantis does not own any subsidiary companies. Because of this, the Company cannot utilize the equity method of accounting, which allows the consolidation of all subsidiary and parent company financials. The Company must use fair value accounting;

Some of the Company's future investments may be in foreign companies. Currently the Company is prohibited to do this as a BDC under the 1940 Act;

The Company is currently prohibited from raising capital through the issuance and sale of stock if it is sold below NAV. If the Company withdraws its election, it can raise money through the sale of its stock based on fair market value, even if that value is less than NAV;

The Company can utilize debt in a beneficial way. Currently the Company must have an asset to debt ratio of 2:1 net asset to senior security;

The Company could use preferred stock to make acquisitions;

The Company could use a stock option plan to compensate directors and others for services rendered; and

Allow for affiliated transactions that would benefit the Company.

The Board believes that the above reasons, among others, indicate that the restrictions of the Act would have the effect of dampening market interest in the Company and hindering its financial growth in the future. The Board has determined that the most efficacious way to reduce these costs, improve profitability, and eliminate the competitive disadvantages the Company experiences due to compliance with the many requirements and restrictions associated with operating as a BDC under the Act would be to withdraw the Company's election to be treated as a BDC. However, there are no assurances that withdrawal of its election to be treated as a BDC will have a beneficial effect on the Company.

Effect of Election to Withdrawal as a BDC on the Company's Financial Statements

     In the event that the Board withdraws the Company's election to be treated as a BDC and becomes an operating company, the fundamental nature of the Company's business will change from that of investing in a portfolio of securities, with the goal of achieving gains on appreciation and dividend income, to that of being actively engaged in the ownership and management of operating businesses, with the goal of generating income from the operations of those businesses.

The election to withdraw the Company as a BDC under the Act will result in a significant change in the Company's method of accounting. The differences in accounting methods are as follows:

If the election occurs the Company will need to report its investments in its subsidiaries and other investments on the historical cost method, as none of the subsidiaries or investment holdings of the Company's are publicly traded with listed market prices. The Company will undertake to have its subsidiaries audited and consolidated with the Company.

Atlantis financial statement presentation and accounting utilizes the value method of accounting used by investment companies, which requires BDC's to value their investments at market value as opposed to historical costs. As an operating company, the required financial statement presentation and accounting for securities held will be either fair value or historical cost methods of accounting, depending on the classification of the investment and the Company's intent with respect to the period of time it intends to hold the investment. Change in the Company's method of accounting could reduce the market value of its investments in privately held companies by eliminating the Company's ability to report an increase in value of its holdings as they occur. As an operating company, the Company would have to consolidate its financial statements with subsidiaries, thus eliminating the portfolio company reporting benefits available to BDC's. Also, as an operating company, the Company will no longer present a Net Asset Value ("NAV") in its financial statements or supplemental NAV financial information in the footnotes to the Company's consolidated financial statements.

Pursuant to APB 20 par. 34 in reporting the changes in a reporting entity, if the Board concludes that accounting changes which result in financial statements that were in effect provide unclear past financial performance, previous financial statements will be reported by restating the financial statements of all prior periods presented in order to show financial information for the new reporting entity for all periods.

     The Company does not believe that the withdrawal of its election to be treated as a BDC will have any impact on its federal income tax status, since it has never elected to be treated as a regulated investment company under Subchapter M of the Internal Revenue Code. (Electing for treatment as a regulated investment company under Subchapter M generally allows a qualified investment company to avoid paying corporate level federal income tax on income it distributes to its stockholders.) Instead, the Company has always been subject to corporate level federal income tax on its income (without regard to any distributions it makes to its stockholders) as a "regular" corporation under Subchapter C of the Code. There will be no change in its federal income tax status as a result of it becoming an operating company.

Adverse Effect on Shareholders if Election is Withdrawn.

If the election to be treated as a BDC is withdrawn, shareholders may be adversely affected. Shareholders face the following risks associated with the withdrawal of the Company's election to be treated as a BDC:

* The Company will no longer be subject to the requirement that it maintain a ratio of assets to senior securities of at least 200%

* The Company will no longer be prohibited from protecting any director or officer against any liability to the Company or the Company's shareholders arising from willful malfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of that person's office;

* The Company will no longer be required to provide and maintain a bond issued by a reputable fidelity insurance company to protect it against larceny and embezzlement;

* The Company will no longer be required to ensure that a majority of the directors are persons who are not "interested persons," as that term is defined in Section 56 of the 1940 Act, and certain persons that would be prevented from servigin on the Company's board if it were BDC (such as investment bankers) will be able to serve on the Company's board;

* The Company will no longer be subject to provisions of the 1940 Act regulating transactions between BDCs and certain affiliates and restricting the Company's ability to issue warrants and options;

* The Company will be able to change the nature of its business and fundamental investment policies without having to obtain the approval of its shareholders;

* The Company will no longer be subject to provisions of the Act prohibiting the issuance of securities below net asset value;

* The Company will no longer be subject to the other provisions and protections set forth in Section 55 through 64 of the Act and the rules and regulations promulgated thereunder.

Past Violations not Cured by Withdrawing Election.

The Company may have previously violated certain provisions of the Investment Company Act of 1940. Approval of the withdrawing of the election to be treated as a BDC does not cure any past violations that may have occurred. Additionally, the Company has never appointed a Chief Compliance Officer ("CCO"). In the absence of an active CCO and complete diligence on the part of the Company, there can be no assurance that there are no additional compliance issues.

If there were any violations of the securities laws, remedies for shareholders can include a rescission of a shareholder's investment, fines and penalties, and removal of officers and directors from office. Some remedies, such as rescission, may not be effective if offered, since many shareholders who originally purchased stock from the Company may have resold their interest and no longer be shareholders of the Company. Any violations by the Company of the 1940 Act may cause the Company to incur certain liabilities. Such liabilities can not be estimated by management at this time, but may include regulatory enforcement actions. However, such liabilities, if incurred, could have a significant impact on the Company's ability to continue as a going concern.

Purpose of the Proposal; Need for Stockholder Approval

Section 58 of the Investment Company Act of 1940 provides that a BDC may not deregister as a BDC unless it is authorized to do so by a majority of its issued and outstanding voting securities. Nevada law requires owners of 51% of the common stock must approve the proposal for the proposal to be adopted. It is not sufficient that 51% of those who attend the meeting in person or by proxy approve the proposal. The proposal must be approved by 51% of all shares outstanding. All broker non-votes will be considered a vote against the proposal.

Vote Required; Board Recommendation

In the event that the Company does not receive sufficient votes to authorize the Board to withdraw the Company's election to be registered as a BDC, the Board and the management of the Company will make reasonable attempts to bring the Company into compliance with the requirements of the 1940 Act, but the ability of the Company to operate as a going concern in an investment company regulatory environment is uncertain.

Recommendation of the Board of Directors: The Company's financials statements for the years ended December 31, 2004 2005 and 2006 are in the process of being restated. The restatements will likely not be finished until after the completion of the process to withdraw its election to be treated as a BDC.

After careful consideration of the 1940 Act requirements applicable to BDCs, its holding company operations, an evaluation of the Company's ability to operate as a going concern in an investment company regulatory environment, the cost of 1940 Act compliance needs and a thorough assessment of the Company's current business model, the Board has determined that continuation as a BDC is not in the best interests of the Company and its shareholders at the present time. Further, were the Company to remain a BDC, the Company would be required to substantially change its business model to meet the definition of an "investment company."

In making the determination that continuation as a BDC is not in the best interests of the Company and its shareholders, the Board considered the viable alternatives available to the Company at this time. The Board considered that the Company could remain an investment company and restructure its portfolio investments to reduce its ownership of investee companies to non-majority ownership positions, while attempting to cure the any compliance failures that it has incurred. However, the Board determined that the Company's business model required majority ownership of its portfolio companies and that the significant expense associated with that alternative would make it unlikely that the Company would be able to continue operations. In the event that the Company does not receive sufficient votes to authorize the Board to withdraw the Company's election to be regulated as a BDC, the Board and the management of the Company will make reasonable attempts to bring the Company into compliance with the requirements of the 1940 Act, but the ability of the Company to operate as a going concern in an investment company regulatory environment is uncertain.

The Board of Directors has taken these facts into consideration, and has decided to recommends a vote "for" approval of the company's proposal to withdraw as a BDC, despite the pending restatements.

EQUITY OWNERSHIP IN THE COMPANY

Dollar Range of Ownership
Name of Director or Nominee	Dolloar Range of Equity Securities in the Company	Aggregate Dollar Range of Equity Securities in All Funds Overseen or to be Overseen by Director in Family of Investment Companies
Tim DeHerrera	$10,001 - $50,000	$10,001 - $50,000
Gerald Jacoby	$10,001 - $50,000	$10,001 - $50,000
Frederick Ganem	None	None

COMPENSATION
Name of Person, Position	Aggregate Compensation from the Company	Pension or Retirmenet Benefits Accured as Par of Company Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation From the Company Paid to Directors
Tim DeHerrera, President, Director	$0	$0	$0	$0
Gerald Jacoby, Director	$0	$0	$0	$0
Frederick Ganem, Director	$0	$0	$0	$0

OTHER BUSINESS

At the date of this Proxy Statement, the Company knows of no other matters to be brought before the Meeting. If other matters should properly come before the Meeting, discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

DESCRIPTION OF CAPITAL STOCK

The authorized capital stock of the Company consists of the following:

Common Stock

The Company's Articles of Incorporation authorize the issuance of 200,000,000 shares of common stock, with a par value of $0.001 per share, of which 34,534,000 shares are issued and outstanding as of the date of this statement.

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the shareholders. Holders of common stock have no cumulative voting rights.

The Company does not currently anticipate paying any dividends on its common stock. In the event of a liquidation, dissolution or winding up of Atlantis, the holders of shares of common stock are entitled to share pro-rata all assets remaining after payment in full of all liabilities, subject however, to any rights of the shareholders of preferred shares issued and outstanding at the time of such liquidation, dissolution or winding up of the Company. Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock.

Options

As of the date hereof, the Company has no outstanding options.

Warrants

As of the date hereof, the Company no warrants outstanding.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of July 31, 2007, the beneficial ownership of the Company's Common Stock (i) by any person or group known by the Company to beneficially own more than 5% of the outstanding Common Stock, (ii) by each Director and executive officer and (iii) by all Directors and executive officers as a group. Unless otherwise indicated, the holders of the shares shown in the table have sole voting and investment power with respect to such shares. The address of all individuals for whom an address is not otherwise indicated is 6302 Mesedge Drive, Colorado Springs, CO 80919

.

Name of Beneficial Owner (1)	Number of shares	Percentage of Outstanding Shares
Christopher Dubeau	0	0%

Tim Deherrera, Officer, Director	3,905	Less than 1%

Gerald Jacoby, Director	125,000	Less than 1%

Frederick Ganem, Director	0	Less than 1%

Officers, Directors and Affiliates as a Group (3)	128,905	Less than 1%

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the compensation paid for services rendered during the fiscal years ended December 31, 2006, and December 31, 2005to the Chairman and Chief Executive Officer. No other officers earned cash compensation in excess of $100,000 in fiscal 2005.

Summary Compensation Table
Name and Principal Position	Fiscal Year	Salary	Other Annual Compensation
Tim Deherrera, President, Secretary*	2006	None	None
	2005	None	None
Chris Dubeau, CEO*	2006	$2,370,000	None
	2005	None	None
*	Mr. Deherrera resigned as an officer and Director of the Company on June 6, 2004. He was re-appointed as president and Director on February 6, 2007.
*	Mr. Chris Dubeau resigned as president and Director effective February 26, 2007.

DIRECTORS' COMPENSATION

Atlantis does not currently compensate its Directors.

BOARD OF DIRECTORS - COMMITTEES

2006 Committee Meetings

During the fiscal year ended December 31, 2006, the Board of Directors met approximately four (4) times. Each director attended 100% of the total number of meetings of the Board and committees on which he or she served.

Audit Committee

The Board has not established a separately designated audit committee; rather, the entire Board acts as the Company's audit committee.

The Company's common stock trades on the OTC Bulletin Board under the symbol ATLB. Thus, Atlantis is not subject to NASDAQ audit committee requirements.

The Company's Articles of Incorporation do not set forth separate functions of the Audit Committee.

AVAILABLE INFORMATION

The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, files reports and other information with the Commission. Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street NE, Washington, D.C. 20549, at prescribed rates. Please call the Commission at (800) SEC-0330 for further information. Copies of such materials may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. Any shareholder may also receive a copy of any report by contacting the Company by mail at 6302 Mesedge Drive, Colorado Springs, CO 80919. The Company will provide the documents incorporated by reference without charge upon such written or oral request.

SHAREHOLDER COMMUNICATIONS

Shareholder communications to the Board of Directors may be sent to the Company's mailing address at 6302 Mesedge Drive, Colorado Springs, CO 80919.

REQUEST TO VOTE, SIGN AND RETURN PROXIES

Please vote, date and sign the enclosed Proxy and return it at your earliest convenience. Proxies may be returned via regular mail or facsimile to the Corporate offices at 6302 Mesedge Drive, Colorado Springs, CO 80919, (719) 532-1310.

Voting Procedures

Quorum and Voting

In accordance with the Bylaws of the Company, the presence in person or by proxy of a majority of the total number of outstanding shares of common stock entitled to vote at the Meeting is required to constitute a quorum for the transaction of business at the Meeting. Abstentions and broker non-votes will be considered represented at the meeting for the purpose of determining a quorum.

The shares represented by each proxy will be voted in accordance with the instructions given therein. Where no instructions are indicated, the proxy will be voted for the election of the Board of Directors as presented in the Proxy Statement, at the discretion of the persons named in the proxy, on any other business that may properly come before the Meeting.

Under applicable law and the Company's Bylaws, if a quorum is present at the Meeting, the election of the proposals will be approved if the shares voting in favor of each specified proposal exceed the shares voting against. Each stockholder will be entitled to one vote for each share of Common Stock held in the approval of each Proposal. Any other matter submitted to a vote of the stockholders at the Meeting will be approved if a majority of votes cast at the Meeting in person or by proxy vote in favor thereof.

DATED: August 15, 2007

By the Order of the Board of Directors

Tim DeHerrera

Chairman of the Board

Exhibit A:

ATLANTIS BUSINESS DEVELOPMENT CORPORATION
PROFORMA BALANCE SHEETS
(UNAUDITED)

	March 31, 2007
	(As Reported)	(Pro-forma)

ASSET

CURRENT ASSET
Cash	$ 36,161	$ 36,161

Total Current Asset	36,161	36,161

TOTAL ASSET	$ 36,161	$ 36,161

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Current Liabilities
Accounts payable and accrued expenses	$ 9,112	$ 9,112

Total Current Liabilities	9,112	9,112

TOTAL LIABILITIES	9,112	9,112

STOCKHOLDERS' EQUITY

Common stock, $.001 par value, 200,000,000 shares
authorized 34,634,000 and 29,493,000 shares issued and
outstanding, respectively, before cancellation	34,634	29,493
Additional paid-in capital	13,577,414	4,467,555
Accumulated deficit	(711,535)	(711,535)
Accumulated deficit as a business development company	(12,873,464)	(3,758,464)

Total Stockholders' Equity	27,049	27,049

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 36,161	$ 36,161

Exhibit A-2

ATLANTIS BUSINESS DEVELOPMENT CORPORATION

PROFORMA STATEMENT OF OPERATIONS

(UNAUDITED)

		(Pro-forma)

	(As Reported)
	Period from	Period from
	April 1, 2004 to	April 1, 2004 to
	March 31, 2007	March 31, 2007

OPERATING REVENUES
Revenue	$ -	$ -

COST OF SALES	-	-

GROSS PROFIT	$ -	$ -

OPERATING EXPENSES
Impairment of goodwill	$ 4,383,960	$ -
Impairment of equipment	55,926	-
Advertising	1,500,000	-
Compensation, consulting and professional fees	4,397,556	1,452,556
General and administrative expenses	363,907	363,907
Office rent and expenses	66,274	66,274
Travel and meals expenses	21,368	21,368
Beneficial Interest Expense	1,920,145	1,743,373
Loss on Investment	110,986	110,986
Total Operating Expenses	12,820,122	3,758,464

(LOSS) FROM CONTINUING OPERATIONS	(12,820,122)	(3,758,464)

DISCONTINUED OPERATIONS
Gain (loss) from discontinued operations	200,888	-
(Loss) on disposal	(254,230)	-

Gain (Loss) from discontinued operations	(53,342)	-

NET INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	(12,873,464)	(3,758,464)
Provision for Income Taxes	-	-

Net (decrease) in net assets resulting from operations	$ (12,873,464)	$ (3,758,464)

Note: The unaudited proforma financial information presented by the Company on March 31, 2007 included certain transactions from prior years and periods that constituted Atlantis and its previous consolidated subsidiaries. The balance sheet at March 31, 2007 will be shown proforma to reflect the de-consolidation of those entities and the rescinding of certain related party transactions, as the common stock either has been returned to the Treasury, or is expected to be.
The Statement of Operations, on a proforma basis, will reflect only the transactions of Atlantis.
It will not reflect the consolidated operations of the past or transactions rescinded by a previous officer.
The operations will be presented from April 1, 2004 to March 31, 2007, as 2004 was the first period a consolidated subsidiary was presented.

PROXY

FOR THE SPECIAL MEETING OF STOCKHOLDERS OF

ATLANTIS BUSINESS DEVELOPMENT CORPORATION

TO BE HELD SEPTEMBER 10, 2007

By completing and returning this proxy to Atlantis Business Development Corporation (the "Company"), you will be designating Tim Deherrera, the Chief Executive Officer of the Company, to vote all of your shares of the Company's common stock as indicated below. Proxies may be returned via regular mail or facsimile to the Corporate offices at 6302 Mesedge Drive, Colorado Springs, CO 80919, fax (719) 532-1310.

Please complete this proxy by clearly marking the appropriate column(s), filling out the stockholder information and dating below, and returning it to the Company.

The undersigned expressly revokes any and all proxies heretofore given or executed by the undersigned with respect to the shares of stock represented in this proxy. Please sign exactly as your name appears on your stock certificate(s). Joint owners should both sign. If signing in a representative capacity, give full titles and attach proof of authority unless already on file with the Company.

This proxy is being solicited by, and the proposals referenced in the Proxy Statement, are being proposed by the Board of Directors of the Company. The proposals to be voted on is not related to or conditioned on the approval of any other matter. You may revoke this proxy at any time prior to the vote thereon.

As of ~~July 6~~August 20, 2007, which is the record date for determining the stockholders who are entitled to notice of and to vote at the meeting, the Board of Directors of the Company is not aware of any other matters to be presented at the meeting. If no direction is indicated on a proxy that is executed and returned to the Company, it will be voted "For" the Amendment to the Articles of Incorporation. Unless indicated below, by completing and signing this proxy, the stockholder grants to Tim DeHerrera the discretion to vote in accordance with his best judgment on any other matters that may be presented and the meeting.

_____ Withhold direction to vote on any other matter presented at the meeting.

PROPOSAL 1 - ELECTION OF DIRECTORS. Shall the following be elected to the Board of Directors until the next Special Meeting of shareholders:

	Yes	No	Abstain
Tim Deherrera

Gerald Jacoby

Frederick Ganem

PROPOSAL 2 - APPOINTMENT OF BAGELL, JOSEPHS, LEVINE & COMPANY, LLC AS AUDITORS. Shall Bagell, Josephs, Levine & Company, LLC be appointed as independent auditors for the Company:

YES	NO	ABSTAIN

PROPOSAL 3 - WITHDRAWAL AS BUSINESS DEVELOPMENT CORPORATION. Shall the Board of Directors be granted the authority, it its discretion, to withdraw the Company's election to be regulated as a Business Development Company under Section 54 of the Investment Company Act of 1940?

YES	NO	ABSTAIN

___________________________________	____________________________________
Shareholder Signature	Shareholder Signature
Printed Name:______________________	Printed Name:________________________
Number of Shares: _________________